Exhibit 3.23

BYLAWS
OF
STANDARD AERO (SAN ANTONIO) INC.

ARTICLE I: OFFICES

     Section 1.01. Registered Office. The registered office of the Company in Delaware shall be that set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or in a certificate prepared by the Board of Directors and filed with the Secretary of State of Delaware changing the registered office.

     Section 1.02. Other Offices. The Company may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II: MEETINGS OF SHAREHOLDERS

     Section 2.01. Place of Meetings. All meetings of the shareholders of the Company shall be held at its registered office or at such other place within or without the State of Delaware as shall be stated by the Board of Directors in the notice of the meeting. In the absence of designation otherwise, meetings shall be held at the registered office of the Company in the State of Delaware.

     Section 2.02. Time of Meetings. The Board of Directors shall designate the time and day for each meeting. In the absence of such designation, every meeting of the shareholders shall be held at ten o’clock A.M.

     Section 2.03. Annual Meetings.

     Section 2.03-a. First Annual Meeting. The first annual meeting of the shareholders shall be held on a day designated by the Board of Directors.

     Section 2.03-b. Subsequent Annual Meetings. Each subsequent annual meeting of the shareholders shall be held on the same day each year, subject to the power of the Board of Directors to change the date, or if that day shall fall upon a legal holiday, on the next succeeding business day; except that the Board of Directors may, in its discretion and solely for convenience, determine in any year an annual meeting date falling not earlier than ten (10) days prior to nor later than thirty (30) days subsequent to such designated annual meeting date, or may, for reasonable cause, postpone such annual meeting date to a subsequent date within the same calendar year as designated by the Board of Directors.

     Section 2.03-c. Election of Directors. At any annual meeting the shareholders, voting as provided in the Certificate of Incorporation or in these Bylaws, may designate any change in the number of Directors to constitute the Board of Directors, shall elect a Board of Directors, and shall transact such other business as properly may come before the meeting.

     Section 2.04. Special meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board of Directors.

     Section 2.05. Notice of Meetings. Notice of meetings shall be in writing. Such notice shall state the place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting pursuant to Section 2.13 hereof not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to each shareholder at his address as it appears upon the records of the Company, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date that such notice is deposited in the mail for transmission to such shareholder. Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership.

     Section 2.06. Waiver of Notice. Notice of any meeting of the shareholders may be waived before, at, or after such meeting in a writing signed by the shareholder or representative thereof entitled to vote the shares so represented. Such waiver shall be filed with the Secretary or entered upon the records of the meeting. Attendance of a shareholder or his representative at a meeting shall also constitute a waiver of notice of such meeting, except when such shareholder or representative attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.07. Purpose of Special Meetings. Business transacted at any special meeting of the shareholders shall be limited to the matters stated in the notice, or other matters necessarily incidental thereto.

     Section 2.08. Quorum: Adjournment. The holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as may be otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of such adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting in accordance with the notice thereof. If a quorum is present when a duly called or held meeting is convened, the shareholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present in person or by proxy to leave less than a quorum.

     Section 2.09. Vote Required. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all shares entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one that by express provision of statute or of the Certificate of Incorporation or these Bylaws requires a different vote, in which case such express provision shall govern the vote required.

     Section 2.10. Voting Rights. Except as may be otherwise required by statute or the Certificate of Incorporation or these Bylaws, every shareholder of record of the Company shall be entitled at each meeting of the shareholders to one vote for each share of stock standing in his name on the books of the Company.

     Section 2.11. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing and filed with the Secretary at or before the meeting. An appointment of a proxy or proxies for shares held jointly by two or more shareholders is valid if signed by any one of them, unless and until the Company receives from any one of those shareholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies, in which case no proxy shall be appointed unless all joint owners sign the appointment. In the event that any instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the proxies so designated unless the instrument shall otherwise provide. If the proxies present at the meeting are equally divided on an issue, the shares represented by such proxies shall be voted proportionately on such issue. No proxy shall be valid after the expiration of three (3) years from the date of its execution unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it so states and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

     Section 2.12. Action in Writing. Except as may be otherwise required by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the shareholders of the Company may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

     Section 2.13. Closing of Books; Record Date. The Board of Directors may Fix a date, not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of the shareholders of the Company, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Company after any record date so fixed. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the close of business on the day next preceding the day on which notice is given.

ARTICLE III: DIRECTORS

     Section 3.01. General Powers. The business of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 3.02. Number: Qualifications. Until the first meeting of the shareholders, the number of Directors which shall constitute the whole Board shall be the number named in the Certificate of Incorporation or otherwise appointed by the Incorporator of the Company prior to the issuance of shares of the Company. Thereafter, the number of Directors that shall constitute the whole Board shall be at least one (1). In the absence of a resolution of the shareholders or the Directors, the number of Directors shall be the number last fixed by the shareholders or the Directors; provided, however, that the Board of Directors may not decrease the number of Directors below the number last designated by the shareholders. To ensure a reasonable degree of independence between the Company and its subsidiaries, no person shall be eligible to become or to remain a director of the Company if such person shall be or become a shareholder, director, officer, or employee of any corporation in which the Company owns twenty percent (20%) or more of such subsidiary corporation’s issued and outstanding stock. Directors need not be shareholders. Each of the Directors shall hold office until the next succeeding regular meeting of shareholders and until his successor shall have been duly elected and qualified, or until his earlier death or resignation or removal from office as hereinafter provided.

     Section 3.03. Vacancies. In the event that any member of the Board of Directors shall resign, die, be removed from office, become disqualified, or refuse to act during his term of office, or any vacancy or vacancies in the Board of Directors shall occur for any other reason, such vacancy or vacancies may be filled by a majority vote of the remaining members of the Board of Directors, although less than a quorum, the provisions of Section 3.04-e hereof notwithstanding. However, in the event that there are no duly elected and qualified Directors remaining in office, then the shareholders shall elect by majority vote a new Director or new Directors to fill such vacancy or vacancies. The voting by the shareholders to fill such vacancy or vacancies shall be conducted as provided in the Certificate of Incorporation and these Bylaws. When one or more Directors shall give notice of his or their resignation to the Board, effective-at a future date, the Board (inclusive of the resigning member or members) shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Each Director elected to hold office as provided in this Section 3.03 shall hold office until the next succeeding regular meeting of the shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal from office as hereinafter provided.

     Section 3.04. Meetings.

     Section 3.04-a. Place of Meetings. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.04-b. Regular Meetings. As soon as practicable after each annual election of Directors, the Board of Directors shall meet at the registered office of the Company, or at such other place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing the officers of the Company and for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Delaware as shall from time to time be determined by resolution of the Board of Directors.

     Section 3.04-c. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, the President or Secretary, or by one or more Directors, and shall be held at such time and place as shall be designated in the notice of such meeting.

     Section 3.04-d. Notice. Notice of a special meeting shall be given to each Director at least 24 hours before the time of the meeting, or at the earliest time possible thereafter, but prior to such meeting, if it is impractical to give such notice 24 hours in advance. Notice may be given by any means calculated to apprise the Directors of the time, place and subject matter of the special meeting. Notice by mail shall be deemed to be given at the time when the same shall be mailed, such mailing to take place at least three (3) business days prior to such meeting. Whenever any provision of law, the Certificate of Incorporation, or the Bylaws require notice to be given, any Director may, in writing, either before or after the meeting, waive notice thereof. Except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened, any Director, by his attendance at or participation in the action taken at any meeting, shall be deemed to have waived notice thereof.

     Section 3.04-e. Quorum; Voting Requirements; Adjournment . A majority of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting to another time or place, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. If a quorum is present at the call of a meeting, the Directors may continue to transact business until adjournment notwithstanding the withdrawal of enough

Directors to leave less than a quorum.

     Section 3.04-f. Organization of Meetings. At all meetings of the Board of Directors, the Chair of the Board, if appointed, or in his absence, the President, or in his absence, any Director appointed by the President, shall preside, and the Secretary, or in his absence, any person appointed by the President, shall act as Secretary.

     Section 3.04-g. Action in Writing. Except as may be otherwise required by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors of the Company or any committee thereof may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or committee members then serving in office, and the writing or writings are filed with the minutes of the Board of Directors or the committee.

     Section 3.05. Committees.

     Section 3.05-a. Executive Committee. The Board of Directors may, by affirmative action of a majority of all of the Directors then in office, establish an Executive Committee consisting of one (1) or more Directors. Such Committee may meet at stated times or on notice by any committee member to all other members. The Executive Committee, to the extent determined by such action of the Board, shall have and exercise the authority of the Board and the management of the business of the Company. Any such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

     Section 3.05-b. Other Committees. The Board of Directors may establish, by affirmative action of a majority of the Directors present, other committees from time to time, making such regulations as it deems advisable with respect to the membership, authority, and procedures of such committees.

     Section 3.05-c. Committee Vacancies. In the event of the absence or disqualification of a committee member (whether by resignation, removal, or other infirmity), the member or members present at any meeting of such committee and not disqualified from voting, whether or not constituting a quorum thereof, may unanimously appoint another member of the Board of Directors to replace the absent or disqualified member. Alternatively, the Board of Directors itself, voting as provided in these Bylaws, may replace the absent or disqualified member.

     Section 3.05-d. Limitations on Authority it No committees of the Company shall have authority as to any of the following matters:

(a)	Amending the Certificate of Incorporation; except that to the extent authorized in a resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided by the Delaware General Corporation Law, a committee may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company;

(b)	Adopting an agreement of merger or consolidation;

(c)	Recommending to the shareholders a sale, lease, or exchange of all or substantially all of the Company’s property and assets;

(d)	Recommending to the shareholders a dissolution of the Company or the revocation of a dissolution;

(e)	Amending these Bylaws; or

(f)	Declaring a dividend, authorizing the issuance of stock, or adopting a Certificate of Ownership and Merger pursuant to law; except that a committee may exercise such authority to the extent authorized in a resolution or resolutions adopted by the Board of Directors.

     Section 3.05-e. Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

     Section 3.06. Telephone Conference Meetings. Any Director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof by means of a conference telephone or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Section 3.06 shall be deemed present in person at such meeting.

     Section 3.07. Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Directors who are not also salaried officers may be paid a fixed sum for attendance at each meeting of the Board of Directors. Nothing herein contained shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 3.08. Limitation of Directors’ Liabilities. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the

Company by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company. Nothing in this Section 3.08 shall expand the liability of, or limit the indemnification available to, any person pursuant to the Company’s Certificate of Incorporation or under applicable law.

     Section 3.09. Resignation and Removal. Any Director may resign at any time by giving written notice to the Secretary. Such resignation shall take effect on the date of the Secretary’s receipt of such notice or at such later date as specified therein. Except as otherwise provided by law, the entire Board of Directors or any individual Director may be removed from office with or without cause by a vote of the shareholders holding a majority of the shares then entitled to vote at an election of the Directors. A director shall automatically be removed from office without the need or any formal action on the part of the Company’s Directors or Shareholders in the event that such Director becomes disqualified from office pursuant to Section 3.02, above.

ARTICLE IV. OFFICERS

      Section 4.01. Selection and Qualification.

     Section 4.01-a. Election; Qualifications. The Board of Directors at its next meeting after each regular meeting of the shareholders shall choose a President, a Secretary, a Treasurer, and such other officers or agents as it deems necessary, none of whom need be members of the Board. Any two or more of the offices, except those of President and Vice President, may be held by the same person. To ensure a reasonable degree of independence between the Company and its subsidiaries, no person shall be eligible to become or to remain an officer of the Company if such person shall be or become a shareholder, director, officer, or employee of any corporation in which the Company owns twenty percent (20%) or more of such subsidiary corporation’s issued and outstanding stock.

     Section 4.01-b. Additional Officers. The Board of Directors may choose additional Vice Presidents, Assistant Secretaries, and Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4.02. Salaries. The salaries of all officers of the Company shall be fixed by the Board of Directors.

     Section 4.03. Term of Office. The officers of the Company shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the President or the Secretary of the Company. Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors. However, in the event that there should he no duly elected and qualified Directors remaining in office, then the shareholders shall elect a new Director or new Directors to fill such vacancy or vacancies.

     Section 4.04. Chair of the Board of Directors. If the Board shall appoint a Chair of the Board of Directors, such Chair shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as he may be directed to perform by the Board of Directors.

     Section 4.05. President. The President shall have general supervision over the affairs of the Company and over the other officers. Unless the Board has appointed a Chair of the Board of Directors, the President shall preside at all meetings of the Board of Directors and of the shareholders. The President shall, subject to approval of or review by the Board of Directors, appoint and discharge employees and agents of the Company and fix their compensation and make and sign contracts and agreements in the name and on behalf of the Company. The President shall put into operation such business policies of the Company as shall be decided upon by the Board.

     Section 4.06. Vice President. Unless otherwise determined by the Board of Directors, the Vice Presidents, if any, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall also generally assist the President and exercise such other powers and perform such other duties as are delegated to them by the President as the Board of Directors shall prescribe.

     Section 4.07. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

     Section 4.08. Treasurer.

     Section 4.08-a. Custody of Funds and Accounting. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

     Section 4.08-b. Disbursements and Reports. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as

Treasurer and of the financial condition of the Company.

     Section 4.08-c. Bond. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Company.

ARTICLE V: CERTIFICATES FOR STOCK

     Section 5.01. Issuance of Shares and Fractional Shares. The Board of Directors is authorized to issue shares and fractional shares of stock of the Company up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law. No shares shall be allotted except in consideration of cash, services rendered, personal or real property, leases of real property, or a combination thereof received or to be received by the Company, or an amount transferred from surplus to stated capital upon a share dividend. At the time of each such allotment of shares, the Board of Directors shall state by resolution its determination of the fair market value to the Company in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted nor less than the stated capital to be represented by shares without par value so allotted.

     Section 5.02. Form of Certificate. Every shareholder shall be entitled to have a certificate, signed by the Chair of the Board of Directors, the President, or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares of capital stock owned by him in the Company. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full on the face or back of the certificate which the Company shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Certificates representing the shares of the capital stock of the Company shall be in such form not inconsistent with law or the Certificate of Incorporation or these Bylaws as shall be determined by the Board of Directors.

     Section 5.03. Facsimile. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Company may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Company.

     Section 5.04. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or new certificates to be issued in place of a certificate or certificates previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or new certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

     Section 5.05. Transfer of Stock. Upon surrender to the Company or any transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books; except that the Board of Directors may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Company, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

     Section 5.06. Closing of Transfer Books; Record Date. The Board of Directors may close the stock transfer books of the company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders as provided in Section 2.13 hereof or the date for payment of any dividend as provided in Section 6.02 hereof or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such shareholders and only such shareholders shall be shareholders of record on the date so fixed and shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. If the Board of Directors fails to fix such a record date, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5.07. Registered Shareholders. The Company shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 5.08. Stock Options and Agreements. In addition to any stock options, plans, or agreements into which the Company may enter, any shareholder of this Company may enter into an agreement giving to any other shareholder or shareholders or any third party an option to purchase any of his stock in the Company, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that reference to such agreement shall be noted conspicuously upon the certificates representing said shares of stock.

ARTICLE VI: DIVIDENDS

     Section 6.01. Method of Payment. Dividends upon the capital stock of the Company may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 6.02. Closing of Books; Record Date. The Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Company after the record date. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution declaring such dividend.

     Section 6.03. Reserves. Before payment of any dividend, there may be set aside out of the funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII: CHECKS

     Section 7.01. Checks. All checks or demands for money or notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VIII: CORPORATE SEAL

     Section 8.01. Corporate Seal. The Company shall have no corporate seal.

ARTICLE IX: FISCAL YEAR

     Section 9.01. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

ARTICLE X: AMENDMENTS

     Section 10.01. Amendments. These Bylaws may be amended or repealed at any regular meeting of the shareholders or any special meeting of the shareholders if notice of such amendment or repeal shall be contained in the notice of such special meeting. These Bylaws may be amended or repealed by action of the Board of Directors at any regular or special meeting; provided that any such action shall be subject to the power of the shareholders of the Company to amend or repeal such Bylaws.

ARTICLE XI: BOOKS AND RECORDS

     Section 11.01. List of Shareholders Entitled to Vote. The Secretary of the Company shall prepare and make, at least ten (10) days prior to every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered to him. The list shall be open to the examination of any shareholder, for any purpose germane to the meeting and during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 11.02. Computerized Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 11.03. Examination and Copying of Books and Records. Any shareholder of the Company, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the Company’s usual business hours to inspect for any proper purpose the Company’s share register, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Company’s President or Secretary at the Company’s registered office or ‘its principal place of business. Any Director shall have the right to examine the Company’s share register, a list of its shareholders, and its other books and records for a purpose reasonably related to his position as a Director.

ARTICLE XII: LOANS AND ADVANCES

     Section 12.01. Loans. Guarantees, and Suretyship. The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of any subsidiary, including any officer or employee who is a Director of the Company or of any subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty, or other assistance may reasonably be expected to benefit the Company. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured, or secured in such a manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company.

     Section 12.02. Advances to Officers, Directors, and Employees. The Company may, without a vote of the Directors, advance money to its Directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

ARTICLE XIII: INDEMNIFICATION

     Section 13.01. Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company), by reason of such person’s being or having been a Director, officer, member of a committee, employee, or agent of the Company, or by reason of such person’s serving or having served at the request of the Company as a Director, officer, member of a committee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent allowable pursuant to and in accordance with the provisions of the Delaware General Corporation Law, as amended from time to time; provided, however, that in the event said Law shall be amended to increase or expand the permitted indemnification of persons provided for therein, the Company shall be deemed to have adopted such amendment as of its effective date and, provided further, that such indemnification shall be limited by other applicable law.

ARTICLE XIV: DEFINITIONS AND USAGE

     Section 14.01. Singular, Plural; Masculine, Feminine, and Neuter. Whenever the context of these Bylaws requires, the plural shall be read to include the singular, and vice versa; and words of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Secretary of this Company, does hereby certify that the foregoing Bylaws were duly adopted as the Bylaws of this Company in accordance with law to be effective as of the 24th day of May 1998.

/s/ Bradley Bertouille
Its: Secretary